Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AMC Entertainment Holdings, Inc. of our report relating to the financial statements of National CineMedia, LLC dated March 20, 2013, appearing in Registration Statement No. 333-190904 of AMC Entertainment Holdings, Inc., as amended.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 17, 2013